Exhibit 99.1
FOR IMMEDIATE RELEASE
January 31, 2006

FOR ADDITIONAL INFORMATION
Media	Investors
Kris Falzone	Dennis Senchak
Vice President, Corporate Communications	Vice President, Investor Relations
(219) 647-5581	(219) 647-6085
klfalzone@nisource.com	senchak@nisource.com

Carol Churchill	Randy Hulen
Director, Corporate Communications	Director, Investor Relations
(888) 696-0481	(219) 647-5688
cchurchill@nisource.com	rghulen@nisource.com

Rae Kozlowski
Manager, Investor Relations
(219) 647-6083
ekozlowski@nisource.com
NiSource reports 2005 financial results and provides 2006 earnings guidance
MERRILLVILLE, Ind. — NiSource Inc. (NYSE: NI) today announced net operating earnings (non-GAAP) of $375.4 million, or $1.38 per share, for the 12 months ended Dec. 31, 2005, compared with $405.8 million, or $1.54 per share, for 2004 (all per-share amounts are basic).
The 2005 results exceeded the revised net operating earnings guidance of $1.32 to $1.37 per share, issued in November 2005. Net operating earnings are a non-GAAP financial measure that NiSource defines as income from continuing operations determined in accordance with Generally Accepted Accounting Principles (GAAP) adjusted for certain items.
The decrease in net operating earnings of $30.4 million for 2005 compared with 2004 was the result of higher depreciation expense, primarily from the 2004 expiration of the prior regulatory stipulation for Columbia Gas of Ohio (COH); decreased usage by natural gas utility customers, primarily due to higher gas prices; incremental costs associated with the Midwest Independent System Operator (MISO) in NiSource’s Indiana electric market; and lower net revenues in the gas transmission and storage business due primarily to the 2004 renegotiation of contracts with NiSource pipelines’ major customers, net of remarketing activities. These impacts were partially offset by strong cost management and improved results from Whiting Clean Energy.
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NiSource reports 2005 financial results and provides 2006 earnings guidance

NiSource President and Chief Executive Officer Robert C. Skaggs, Jr., noted that 2005 was expected to be a base year from which the company would grow off a focused, four-point business platform.
“Despite the challenges of record high natural gas prices, the impact of hurricanes and a dynamic energy market environment, the NiSource employee team put in place the four key elements of our platform for growth: expansion and commercial growth in the pipeline and storage business; regulatory and commercial initiatives; management of the balance sheet; and expense management,” Skaggs said.
“We made significant progress on pipeline and storage growth projects, with the Hardy Storage project in West Virginia receiving its Federal Energy Regulatory Commission (FERC) certificate to move forward, Millennium Pipeline signing Consolidated Edison and KeySpan as anchor customers, and Columbia Gas Transmission’s Eastern Market Expansion moving forward towards a 2009 in service date based on definitive agreements with four East Coast customers,” he noted. “In addition, our Bay State Gas Company subsidiary received approval of a rate increase in Massachusetts, resulting in $11.1 million in annual revenue increases.”
“We completed major refinancings that will yield approximately $43 million in annual interest expense savings beginning in 2006, as well as a new, five-year $1.25 billion revolving credit agreement that reduced short-term borrowing rates by 27.5 basis points,” Skaggs added.
“In addition, we began implementing sweeping process and cost management initiatives through transformation of NiSource’s back-office processes and systems in conjunction with the outsourcing contract with IBM, and we initiated a corporate streamlining effort that will include reducing office locations, realigning executive compensation and reducing executive positions.”
Based on this progress in 2005 and the successful launch of NiSource’s four-point business platform, Skaggs announced that NiSource expects 2006 net operating earnings in the range of $1.45 to $1.55 per share. Key assumptions underlying the earnings guidance will be discussed later in this release.
Net operating earnings (non-GAAP)
For the second consecutive quarter, NiSource is providing net operating earnings and operating earnings, which are both non-GAAP measures, because management believes these measures better represent the fundamental earnings strength of the company. Operating earnings are operating income determined in accordance with GAAP adjusted for certain items. NiSource uses net operating earnings and operating earnings internally for budgeting and reporting to the board of directors. Adjustments reflected in these measures are primarily weather, restructuring charges associated with the outsourcing contract with IBM, costs associated with the refinancing of debt, and impairment charges. See Schedule 1 and Schedule 2 of this news release for the reconciliations of net operating earnings and operating earnings, respectively, to GAAP.
Fourth-quarter net operating earnings (non-GAAP)
For the three months ended Dec. 31, 2005, NiSource reported net operating earnings (non-GAAP) of $123.2 million, or 45 cents per share, compared with $137.7 million, or 52 cents per share, for the comparable 2004 period.
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NiSource reports 2005 financial results and provides 2006 earnings guidance

The decrease in the three-month net operating earnings of $14.5 million versus 2004 was the result of lower customer usage of natural gas, incremental MISO costs, higher depreciation resulting primarily from the 2004 expiration of the prior COH regulatory stipulation, and lower net revenues in the gas transmission and storage business due primarily to the 2004 renegotiation of contracts with major pipeline customers, net of remarketing activities. The decrease was partially offset by improved results from Whiting Clean Energy.
Overview of 2005 Performance by Business Segment (non-GAAP)
Gas Distribution Operations
Operating earnings for NiSource’s gas distribution operations were down by $34.6 million from 2004, to $394.2 million for 2005. The decline was primarily due to higher depreciation of $30 million resulting from the 2004 expiration of the prior regulatory stipulation for Columbia Gas of Ohio and decreased customer usage, net of an increase in the number of customers.
Skaggs noted that in several fundamental respects, the segment registered solid performance.
“The gas distribution business continues to benefit from the regulatory initiatives we have undertaken over the last several years, such as trackers,” Skaggs said. Regulatory trackers, which allow for the recovery of certain costs, such as bad debt, increase net revenues in tandem with rising expenses.
“In addition to the positive effect of trackers, our distribution team did an outstanding job of limiting the impact of the higher depreciation and declining customer usage by holding the line on operation and maintenance costs,” Skaggs said. “In addition, our gas utilities added nearly 28,000 net new customers during 2005.”
“The biggest ongoing concern — as it is for most gas utilities — is gas usage reduction. Although the weather was colder than normal for the year and particularly during the fourth quarter, high gas prices caused customers to dial back their thermostats,” he said. “Excluding the impact of weather, residential volume declines decreased operating earnings by approximately $20 million for the year. This is a steeper decline than we have seen in the past.”
Gas Transmission and Storage Operations
The gas transmission and storage business reported operating earnings of $349.6 million, a $16.9 million decrease from 2004. The decline was primarily due to a $31.9 million decrease in net revenues caused by the 2004 renegotiation of contracts with major pipeline customers, net of remarketing activities.
“We expected a material decrease in revenues due to the recontracting, but notably, the pipeline team offset nearly half of the reduction in revenue by aggressively marketing available capacity and lowering operation and maintenance expenses by $15.6 million,” Skaggs said. “Our pipeline and storage business shows great potential for growth and expansion, with expanded commercial activities and new revenue-producing projects scheduled to come on-line as early as 2007.”
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NiSource reports 2005 financial results and provides 2006 earnings guidance

Electric Operations
NiSource’s electric business reported operating earnings of $292.1 million, a decrease of $8.3 million from 2004. The decrease was primarily due to MISO costs of $19.2 million and higher electric production expenses of $7.2 million, partially offset by increased net revenues. Excluding the impact of MISO costs and trackers that increase both net revenues and expenses, net revenues increased by approximately $18 million.
“Some costs associated with MISO have been unrecoverable under the current Northern Indiana Public Service Company (NIPSCO) electric rate review settlement agreement as approved by the Indiana regulators. However, when that rate moratorium ends on July 31, 2006, we have the right to begin deferring for future recovery those costs beginning Aug. 1,” Skaggs said.
“NIPSCO continues to provide solid top-line growth,” Skaggs added. “Net revenues for the electric segment increased primarily due to environmental trackers that help recover the costs of certain pollution control equipment, increased customer usage and the addition of 4,400 customers partially offset by MISO costs.”
“Unlike our gas distribution business, customer usage increased by approximately 4 percent for residential customers and 4 percent for commercial customers,” Skaggs said. “We saw some weakness in the industrial market, and our wholesale sales amounts also were down. However, margins for both of these markets remained relatively solid, so the impact on revenues was tempered.”
Other Operations
The other operations segment improved to an operating earnings loss of $13.2 million in 2005, from an operating earnings loss of $39.4 million a year earlier, due primarily to improved results from Whiting Clean Energy and increased net revenues from commercial and industrial gas marketing activities. During 2005, Whiting Clean Energy sold power into the Midwest wholesale energy market.
Income from Continuing Operations (GAAP)
NiSource reported income from continuing operations for the 12 months ended Dec. 31, 2005, of $283.6 million, or $1.05 per share, compared with income from continuing operations of $431.0 million, or $1.63 per share, for 2004.
Net income for 2005 was $306.5 million, or $1.13 per share, compared with net income of $436.3 million, or $1.65 per share, for 2004. Operating income was $952.8 million in 2005, compared with $1,077.5 million in 2004.
For the three months ended Dec. 31, 2005, NiSource reported income from continuing operations of $72.8 million, or 27 cents per share, compared with $157.0 million, or 59 cents per share, for the same period of 2004. Net income for the fourth quarter of 2005 was $68.0 million, or 25 cents per share, compared with $159.4 million, or 60 cents per share, for the same period a year ago. Fourth-quarter 2005 results include a pre-tax loss on early extinguishment of long-term debt of $108.6 million.
Earnings per share were diluted by 5 cents for the full year 2005 primarily due to the issuance during the fourth quarter of 2004 of 6.8 million shares of common stock upon the settlement of the forward stock purchase contracts comprising a component of NiSource’s Stock Appreciation Income Linked Securities (SAILSsm).
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NiSource reports 2005 financial results and provides 2006 earnings guidance

Outlook for 2006 (non-GAAP)
NiSource’s 2006 guidance of net operating earnings in the range of $1.45 to $1.55 per share is based on typical assumptions such as normal weather, customer growth offsetting usage declines, and customary increases in costs such as depreciation, taxes and employee and administrative expenses. Other factors built into NiSource’s business plan include: the successful completion of key regulatory and commercial initiatives; achieving expected savings from the outsourcing to IBM; deferral of MISO costs beginning Aug. 1; and modest deterioration of results from Whiting Clean Energy which benefited from a strong market during the 2005 period.
The chart accompanying this press release provides additional detail on the assumptions related to 2006 guidance.
NiSource’s 2006 guidance for income from continuing operations (GAAP) is in the range of $1.42 to $1.52 basic earnings per share. Transition costs associated with the outsourcing initiative with IBM represent the 3 cents per share difference between net operating earnings and income from continuing operations.
“We have a solid plan to manage through the challenges we expect in 2006 and remain focused on our platform for growth. We have some aggressive objectives on the revenue side, and we also have a strong track record of managing our expenses,” Skaggs said. “We look forward to keeping investors and all interested stakeholders updated on our progress.”
NiSource will host an analyst conference call at 10 a.m. EST on Tuesday, Jan. 31, 2006 to further discuss the company’s year-end 2005 results and 2006 business plan. All interested parties may hear the conference call live by logging on to the NiSource Web site at www.nisource.com.
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NiSource reports 2005 financial results and provides 2006 earnings guidance

Twelve-Month Period 2005 Operating Earnings — Segment Results (non-GAAP)
Full year 2005 operating earnings (non-GAAP) were $1,003.5 million compared to $1,033.8 million for 2004. Refer to Schedule 2 for the items included in 2005 and 2004 GAAP operating income but excluded from operating earnings.
Operating earnings for NiSource’s business segments for the year ended Dec. 31, 2005, are discussed below.
Gas Distribution Operations’ operating earnings were $394.2 million, a decrease of $34.6 million versus 2004. The decrease in operating earnings was primarily due to higher depreciation of $30.0 million that mainly resulted from the 2004 expiration of the prior COH regulatory stipulation and decreased customer usage, net of an increase in the number of customers. Volume declines of approximately 47 MMDth, excluding the impact of weather, and due in part from higher gas prices, decreased operating earnings by approximately $28 million. Offsetting the volume declines were the addition of almost 28,000 new customers during 2005, which added approximately $9 million of incremental net revenues, and increased net revenues from regulatory initiatives including the stipulation for COH of approximately $12 million.
Comparability of Gas Distribution Operations line item operating results was impacted by regulatory trackers that allow for the recovery in rates of certain costs such as bad debt expenses. These trackers increase both operating expenses and net revenues and have essentially no impact on total operating earnings results. Approximately $34.6 million of the increase in operation and maintenance expenses and other taxes was offset by the effect of the regulatory trackers with a corresponding increase to net revenues reflecting recovery of certain costs.
Gas Transmission and Storage Operations reported operating earnings of $349.6 million, a $16.9 million decrease from last year. Net revenues decreased by $31.9 due primarily from pipeline re-contracting and the impact from regulatory trackers. Regulatory trackers allow for the recovery of certain operating expenses. Remarketing activities offset approximately 40 percent of the impact of the lost net revenues from the pipeline re-contracting. Operation and maintenance expenses were $15.6 million lower than the previous year. Lower pension costs and the impact of trackers contributed to this reduction.
Electric Operations reported operating earnings of $292.1 million, a decrease of $8.3 million from the last year. The decrease was due to MISO costs of $19.2 million and higher electric production expenses of $7.2 million. MISO costs include both unrecoverable costs that reduce net revenues and unrecoverable administrative fees that increase operating expenses. These costs are unrecoverable as a condition of NIPSCO’s electric rate review settlement agreement, but, in accordance with the end of the rate moratorium, may be deferred for future recovery beginning Aug. 1, 2006. The higher electric generation expenses were primarily the result of increased volumes, unplanned outages and other maintenance activities. These variances were partially offset by favorable net revenue impacts from environmental trackers of $8.9 million and increased sales to residential and commercial customers due to both usage and customer growth. Approximately 4,400 residential and commercial customers were added during 2005, and customer usage increased approximately 4 percent excluding the impact of weather.
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NiSource reports 2005 financial results and provides 2006 guidance

Other Operations reported an operating earnings loss of $13.2 million during 2005, versus an operating earnings loss of $39.4 million last year. The lower operating earnings loss was mainly due to decreased losses of approximately $15.9 million associated with Whiting Clean Energy and $7.4 million of increased net revenues from commercial and industrial gas marketing activities.
Corporate reported an operating earnings loss of $19.2 million compared to an operating earnings loss of $22.5 million during 2004. The decreased operating earnings loss this year resulted from lower employee and administrative expenses.
Other Items
Interest expense was $421.0 million for 2005 compared to $403.9 million for last year. This increase was due to the impact of higher short-term interest rates on variable rate debt and higher average long-term debt balances due to the prefunding of November 2005 debt maturities. Other, net increased $6.7 million primarily as the result of higher interest income.
Basic average shares of common stock outstanding at Dec. 31, 2005 were 271.3 million compared to 263.7 million at Dec. 31, 2004. The increase was primarily due to the issuance during the fourth quarter of 2004 of 6.8 million shares of common stock upon the settlement of the forward stock purchase contracts comprising a component of NiSource’s Stock Appreciation Income Linked Securities (SAILSsm). The increase in average shares outstanding caused a 4 cents dilution of net operating earnings-per-share during 2005.
Fourth Quarter 2005 Operating Earnings — Segment Results (non-GAAP)
NiSource’s consolidated fourth quarter 2005 operating earnings (non-GAAP) were $294.2 million compared to $314.5 million for the same period in 2004. Refer to Schedule 2 for the items included in 2005 and 2004 GAAP operating income but excluded from operating earnings.
Operating earnings for NiSource’s business segments for the quarter ended Dec. 31, 2005 are discussed below.
Gas Distribution Operations reported operating earnings of $146.6 million versus operating earnings of $162.9 million in the fourth quarter of 2004. The decrease in operating earnings was due to continued declines in customer usage and higher depreciation of $6.7 million that mainly resulted from the 2004 expiration of the prior COH regulatory stipulation. The declines in customer usage (approximately 12 MMDth excluding the impact of weather) were partly due to higher gas prices.
Gas Transmission and Storage Operations reported operating earnings of $97.3 million versus operating earnings of $106.1 million in the fourth quarter of 2004. The decrease mainly resulted from lower net revenues of $7.1 million due primarily to pipeline re-contracting, net of remarketing activities.
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NiSource reports 2005 earnings and provides 2006 earnings guidance

Electric Operations reported operating earnings of $57.5 million, a decrease of $6.5 million from the comparable period last year. The decrease in operating earnings was primarily the result of unrecoverable MISO costs and operating expenses of $6.7 million, and unrecoverable costs associated with power purchases from the Whiting Clean Energy facility. These variances were partially offset by increased usage by residential and commercial customers and additional revenue from environmental trackers.
Other Operations reported operating earnings of $0.7 million in 2005, versus an operating earnings loss of $9.1 million in the fourth quarter of 2004. The $9.8 million increase in operating earnings primarily resulted from decreased losses of $5.5 million associated with Whiting Clean Energy and $4.3 million of increased net revenues from commercial and industrial marketing customers.
Corporate reported an operating earnings loss of $7.9 million versus an operating earnings loss of $9.4 million in the comparable 2004 period. The decreased loss was primarily the result of lower operating expenses.
Other Items
Interest expense increased by $5.1 million due to the impact of higher short-term interest rates on variable rate debt and higher average long-term debt balances due to the prefunding of November 2005 debt maturities. Other, net increased $4.2 million primarily as the result of higher interest income.
About NiSource
NiSource Inc. (NYSE: NI), based in Merrillville, Ind., is a Fortune 500 company engaged in natural gas transmission, storage and distribution, as well as electric generation, transmission and distribution. NiSource operating companies deliver energy to 3.8 million customers located within the high-demand energy corridor stretching from the Gulf Coast through the Midwest to New England. Information about NiSource and its subsidiaries is available via the Internet at www.nisource.com.
Forward-Looking Statements
This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those statements include statements regarding the intent, belief or current expectations of NiSource and its management. Although NiSource believes that its expectations are based on reasonable assumptions, it can give no assurance that its goals will be achieved. Readers are cautioned that the forward-looking statements in this presentation are not guarantees of future performance and involve a number of risks and uncertainties, and that actual results could differ materially from those indicated by such forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to, the following: weather; fluctuations in supply and demand for energy commodities; growth opportunities for NiSource’s businesses; increased competition in deregulated energy markets; the success of regulatory and commercial initiatives; dealings with third parties over whom NiSource has no control; the effectiveness of NiSource’s outsourcing initiative; actual operating experience of NiSource assets; the regulatory process; regulatory and legislative changes; changes in general economic, capital and commodity market conditions; and counter-party credit risk.
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NiSource Inc.
Consolidated Net Operating Earnings (Non-GAAP)

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
(in millions, except per share amounts)	2005	2004	2005	2004

Net Revenues
Gas Distribution	$1,709.8	$1,188.9	$4,565.1	$3,792.4
Gas Transportation and Storage	279.0	273.3	991.1	1,014.5
Electric	301.0	280.2	1,237.8	1,136.4
Other	381.7	214.2	1,050.1	719.2

Gross Revenues	2,671.5	1,956.6	7,844.1	6,662.5
Cost of Sales	1,818.4	1,110.7	4,743.5	3,609.7

Total Net Revenues	853.1	845.9	3,100.6	3,052.8

Operating Expenses
Operation and maintenance	335.1	320.1	1,242.5	1,213.9
Depreciation and amortization	137.6	130.6	545.2	508.6
Other taxes	86.2	80.7	309.4	296.5

Total Operating Expenses	558.9	531.4	2,097.1	2,019.0

Operating Earnings	294.2	314.5	1,003.5	1,033.8

Other Income (Deductions)
Interest expense, net	(108.2)	(103.1)	(421.0)	(403.9)
Dividend requirements on preferred stock of subsidiaries	(1.0)	(1.1)	(4.2)	(4.4)
Other, net	7.6	3.4	14.0	7.3

Total Other Income (Deductions)	(101.6)	(100.8)	(411.2)	(401.0)

Operating Earnings From Continuing Operations Before Income Taxes	192.6	213.7	592.3	632.8
Income Taxes	69.4	76.0	216.9	227.0

Net Operating Earnings from Continuing Operations	123.2	137.7	375.4	405.8

GAAP Adjustment	(50.4)	19.3	(91.8)	25.2

GAAP Income from Continuing Operations	$72.8	$157.0	$283.6	$431.0

Basic Net Operating Earnings Per Share	0.45	0.52	1.38	1.54

GAAP Basic Earnings Per Share from Continuing Operations	0.27	0.59	1.05	1.63

Basic Average Common Shares Outstanding (millions)	271.9	267.2	271.3	263.7

NiSource Inc.
Segment Operating Earnings (Non-GAAP)

	Three Months		Twelve Months
Gas Distribution Operations	Ended December 31,		Ended December 31,
(in millions)	2005	2004	2005	2004

Net Revenues
Sales Revenues	$1,749.9	$1,199.3	$4,641.1	$3,850.2
Less: Cost of gas sold	1,448.6	887.3	3,612.3	2,850.8

Net Sales Revenues	301.3	312.0	1,028.8	999.4
Transportation Revenues	135.2	119.5	445.6	431.8

Net Revenues	436.5	431.5	1,474.4	1,431.2

Operating Expenses
Operation and maintenance	175.7	168.2	671.6	639.4
Depreciation and amortization	56.8	50.1	224.6	194.6
Other taxes	57.4	50.3	184.0	168.4

Total Operating Expenses	289.9	268.6	1,080.2	1,002.4

Operating Earnings	$146.6	$162.9	$394.2	$428.8

GAAP Adjustment	10.6	13.0	(26.0)	12.4

GAAP Operating Income	$157.2	$175.9	$368.2	$441.2

	Three Months		Twelve Months
Gas Transmission and Storage Operations	Ended December 31,		Ended December 31,
(in millions)	2005	2004	2005	2004

Net Revenues
Transportation revenues	$176.5	$188.9	$646.6	$668.0
Storage revenues	44.3	44.2	177.9	178.2
Other revenues	1.3	(0.1)	1.9	10.1

Total Revenues	222.1	233.0	826.4	856.3
Less: Cost of gas sold	6.3	10.1	24.6	22.6

Net Revenues	215.8	222.9	801.8	833.7

Operating Expenses
Operation and maintenance	76.7	75.5	283.0	298.6
Depreciation and amortization	28.8	28.3	114.1	114.2
Other taxes	13.0	13.0	55.1	54.4

Total Operating Expenses	118.5	116.8	452.2	467.2

Operating Earnings	$97.3	$106.1	$349.6	$366.5

GAAP Adjustment	(1.4)	3.0	(5.2)	(3.4)

GAAP Operating Income	$95.9	$109.1	$344.4	$363.1

NiSource Inc.
Segment Operating Earnings (Non-GAAP) (continued)

	Three Months		Twelve Months
Electric Operations	Ended December 31,		Ended December 31,
(in millions)	2005	2004	2005	2004

Net Revenues
Sales revenues	$308.5	$279.9	$1,236.8	$1,126.6
Less: Cost of sales	121.2	92.3	451.5	351.0

Net Revenues	187.3	187.6	785.3	775.6

Operating Expenses
Operation and maintenance	69.0	64.7	251.8	237.8
Depreciation and amortization	47.3	45.5	185.9	178.1
Other taxes	13.5	13.4	55.5	59.3

Total Operating Expenses	129.8	123.6	493.2	475.2

Operating Earnings	$57.5	$64.0	$292.1	$300.4

GAAP Adjustment	(1.0)	6.0	1.2	9.1

GAAP Operating Income	$56.5	$70.0	$293.3	$309.5

	Three Months		Twelve Months
Other Operations (includes assets held for sale)	Ended December 31,		Ended December 31,
(in millions)	2005	2004	2005	2004

Net Revenues
Products and services revenue	$369.3	$209.5	$1,005.7	$683.5
Less: Cost of products purchased	354.8	204.7	962.3	666.6

Net Revenues	14.5	4.8	43.4	16.9

Operating Expenses
Operation and maintenance	9.5	8.2	38.0	38.7
Depreciation and amortization	2.8	4.1	11.6	12.1
Other taxes	1.5	1.6	7.0	5.5

Total Operating Expenses	13.8	13.9	56.6	56.3

Operating Earnings (Loss)	$0.7	$(9.1)	$(13.2)	$(39.4)

GAAP Adjustment	1.2	4.4	1.0	8.5

GAAP Operating Income (Loss)	$1.9	$(4.7)	$(12.2)	$(30.9)

	Three Months		Twelve Months
Corporate	Ended December 31,		Ended December 31,
(in millions)	2005	2004	2005	2004

Operating Earnings (Loss)	$(7.9)	$(9.4)	$(19.2)	$(22.5)

GAAP Adjustment	(1.1)	3.5	(21.7)	17.1

GAAP Operating Income (Loss)	$(9.0)	$(5.9)	$(40.9)	$(5.4)

NiSource Inc.
Segment Volumes and Statistical Data (Non-GAAP)

	Three Months		Twelve Months
Gas Distribution Operations	Ended December 31,		Ended December 31,
	2005	2004	2005	2004

Sales and Transportation (MMDth)
Residential sales	73.0	67.7	224.6	218.9
Commercial sales	26.1	25.9	82.1	85.3
Industrial sales	6.2	6.8	21.5	23.3
Transportation	133.2	138.9	512.7	534.5
Off System Sales	5.0	4.4	22.6	34.9
Other	0.1	0.4	0.5	0.9

Total	243.6	244.1	864.0	897.8

Weather Adjustment	(6.2)	5.5	(8.9)	4.2

Sales & Transportation Volumes — Excluding Weather	237.4	249.6	855.1	902.0

Heating Degree Days	1,854	1,696	5,035	4,887
Normal Heating Degree Days	1,771	1,771	4,939	4,967
% Colder (Warmer) than Normal	5%	(4%)	2%	(2%)

Customers
Residential			2,464,350	2,389,032
Commercial			215,107	215,633
Industrial			5,255	5,806
Transportation			675,748	722,379
Other			59	61

Total			3,360,519	3,332,911

	Three Months		Twelve Months
Gas Transmission and Storage Operations	Ended December 31,		Ended December 31,
	2005	2004	2005	2004

Throughput (MMDth)
Columbia Transmission
Market Area	275.7	277.1	983.9	978.3
Columbia Gulf
Mainline	119.5	123.6	521.6	539.1
Short-haul	17.6	25.7	86.3	102.5
Columbia Pipeline Deep Water	2.1	3.9	11.5	16.7
Crossroads Gas Pipeline	10.3	10.8	41.8	40.5
Granite State Pipeline	9.0	9.6	31.8	32.7
Intrasegment eliminations	(114.2)	(121.8)	(504.8)	(537.1)

Total	320.0	328.9	1,172.1	1,172.7

NiSource Inc.
Segment Volumes and Statistical Data (continued)
(Non-GAAP)

	Three Months		Twelve Months
Electric Operations	Ended December 31,		Ended December 31,
	2005	2004	2005	2004

Sales (Gigawatt Hours)
Residential	783.2	731.9	3,516.1	3,104.3
Commercial	928.3	885.4	3,893.0	3,635.0
Industrial	2,378.0	2,348.7	9,131.6	9,309.4
Wholesale	137.7	112.6	831.3	1,176.2
Other	32.2	45.4	115.0	142.6

Total	4,259.4	4,124.0	17,487.0	17,367.5

Weather Adjustment	(8.4)	3.2	(160.8)	242.6

Sales Volumes — Excluding Weather impacts	4,251.0	4,127.2	17,326.2	17,610.1

Cooling Degree Days	—	—	935	582
Normal Cooling Degree Days	—	—	803	803
% Warmer (Colder) than Normal			16%	(28%)

Electric Customers
Residential			395,849	392,342
Commercial			51,261	50,332
Industrial			2,515	2,528
Wholesale			7	22
Other			765	770

Total			450,397	445,994

NiSource Inc.
Schedule 1 — Reconciliation of Net Operating Earnings to GAAP

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
(in millions, except per share amounts)	2005	2004	2005	2004

Net Operating Earnings from Continuing Operations	$123.2	$137.7	$375.4	$405.8

Items excluded from operating earnings:
Net Revenues:
Weather — compared to normal	9.2	(12.1)	27.0	(23.9)
Gas costs and other changes	12.1	20.7	13.3	15.9
Third party buyout of bankruptcy claim	—	1.9	8.9	1.9
Legal settlement	—	—	—	5.1

Operating Expenses:
Restructuring, transition and consulting charges (outsourcing initiative)	(12.6)	—	(82.8)	—
Insurance recoveries, legal and reserve changes	1.4	0.8	(3.0)	10.3
Asset impairment and loss on asset sales	—	—	(21.8)	—
Gain (loss) and sales of assets	(1.8)	4.0	(0.4)	3.1
Property and sales tax adjustments	—	14.6	8.1	31.3

Loss on early extinguishment of long-term debt	(108.6)	—	(108.6)	(4.1)

Total items excluded from operating earnings	(100.3)	29.9	(159.3)	39.6

Tax effect of above items and other income tax adjustments	49.9	(10.6)	67.5	(14.4)

Reported Income from Continuing Operations — GAAP	$72.8	$157.0	$283.6	$431.0

Basic Average Common Shares Outstanding (millions)	271.9	267.2	271.3	263.7

Basic Net Operating Earnings Per Share ($)	0.45	0.52	1.38	1.54

Items excluded from operating earnings (after-tax)	(0.18)	0.07	(0.33)	0.09

GAAP Basic Earnings Per Share from Continuing Operations	0.27	0.59	1.05	1.63

NiSource Inc.
Schedule 2 — Quarterly Adjustments by Segment from Operating Earnings to GAAP
Quarter ended December 31, 2005 (in millions)

	Gas	Transmission
	Distribution	and Storage	Electric	Other	Corporate	Total

Operating Earnings (Loss)	$146.6	$97.3	$57.5	$0.7	$(7.9)	$294.2

Net Revenues:
Weather (compared to normal)	8.5	—	0.7	—	—	9.2
Gas costs and other changes	12.1	—	—	—	—	12.1

Total Impact — Net Revenues	20.6	—	0.7	—	—	21.3

Operating Expenses
Operation and Maintenance Expenses:
Restructuring, transition and consulting charges (outsourcing initiative)	(8.0)	(1.6)	(1.7)	(0.2)	(1.1)	(12.6)
Insurance recoveries, legal and reserve changes	—	—	—	1.4	—	1.4

Total Impact — O & M Expenses	(8.0)	(1.6)	(1.7)	1.2	(1.1)	(11.2)

(Loss) Gain on Sale of Assets	(2.0)	0.2	—	—	—	(1.8)

Total Impact — Operating Expenses	(10.0)	(1.4)	(1.7)	1.2	(1.1)	(13.0)

Total Impact — Operating Income (Loss)	$10.6	$(1.4)	$(1.0)	$1.2	$(1.1)	$8.3

Operating Income (Loss) — GAAP	$157.2	$95.9	$56.5	$1.9	$(9.0)	$302.5
Quarter ended December 31, 2004 (in millions)

		Transmission
	Gas Distribution	and Storage	Electric	Other	Corporate	Total

Operating Earnings (Loss)	$162.9	$106.1	$64.0	$(9.1)	$(9.4)	$314.5

Net Revenues:
Weather (compared to normal)	(11.8)	—	(0.3)	—	—	(12.1)
Gas costs and other changes	20.7	—	—	—	—	20.7
Third party buyout of bankruptcy claim	—	1.9	—	—	—	1.9

Total Impact — Net Revenues	8.9	1.9	(0.3)	—	—	10.5

Operating Expenses
Operation and Maintenance Expenses:
Insurance recoveries, legal and other reserves	(0.4)	—	(2.3)	—	3.5	0.8

Total Impact — O & M Expenses	(0.4)	—	(2.3)	—	3.5	0.8

(Loss) Gain on Sale of Assets	—	(1.0)	1.6	3.4	—	4.0

Property and Sales Tax Adjustments	4.5	2.1	7.0	1.0	—	14.6

Total Impact — Operating Expenses	4.1	1.1	6.3	4.4	3.5	19.4

Total Impact — Operating Income	$13.0	$3.0	$6.0	$4.4	$3.5	$29.9

Operating Income (Loss) — GAAP	$175.9	$109.1	$70.0	$(4.7)	$(5.9)	$344.4

NiSource Inc.
Schedule 2 — Annual Adjustments by Segment from Operating Earnings to GAAP
Year ended December 31, 2005 (in millions)

	Gas	Transmission
	Distribution	and Storage	Electric	Other	Corporate	Total

Operating Earnings (Loss)	$394.2	$349.6	$292.1	$(13.2)	$(19.2)	$1,003.5

Net Revenues:
Weather (compared to normal)	15.9	—	11.1	—	—	27.0
Gas costs and other changes	14.6	—	(1.3)	—	—	13.3
Third party buyout of bankruptcy claim	—	8.9	—	—	—	8.9

Total Impact — Net Revenues	30.5	8.9	9.8	—	—	49.2

Operating Expenses
Operation and Maintenance Expenses:
Restructuring, transition and consulting charges (outsourcing initiative)	(49.4)	(12.8)	(8.4)	(1.4)	(10.8)	(82.8)
Insurance recoveries, legal and reserve changes	(0.4)	(1.5)	(2.9)	1.8	—	(3.0)

Total Impact — O & M Expenses	(49.8)	(14.3)	(11.3)	0.4	(10.8)	(85.8)

Asset Impairment and Gain (Loss) on Sale of Assets	(12.5)	0.2	0.4	0.6	(10.9)	(22.2)

Property and Sales Tax Adjustments	5.8	—	2.3	—	—	8.1

Total Impact — Operating Expenses	(56.5)	(14.1)	(8.6)	1.0	(21.7)	(99.9)

Total Impact — Operating Income (Loss)	$(26.0)	$(5.2)	$1.2	$1.0	$(21.7)	$(50.7)

Operating Income (Loss) — GAAP	$368.2	$344.4	$293.3	$(12.2)	$(40.9)	$952.8
Year ended December 31, 2004 (in millions)

	Gas	Transmission
	Distribution	and Storage	Electric	Other	Corporate	Total

Operating Earnings (Loss)	$428.8	$366.5	$300.4	$(39.4)	$(22.5)	$1,033.8

Net Revenues:
Weather (compared to normal)	(8.2)	—	(15.7)	—	—	(23.9)
Gas costs and other changes	17.6	(3.0)	0.3	1.0	—	15.9
Third party buyout of bankruptcy claim	—	1.9	—	—	—	1.9
Legal settlement	—	—	—	5.1	—	5.1

Total Impact — Net Revenues	9.4	(1.1)	(15.4)	6.1	—	(1.0)

Operating Expenses
Operation and Maintenance Expenses:
Insurance recoveries, legal and other reserves	(0.1)	(3.2)	(2.2)	(1.3)	17.1	10.3

Total Impact — O & M Expenses	(0.1)	(3.2)	(2.2)	(1.3)	17.1	10.3

Asset Impairment and Gain (Loss) on Sale of Assets	—	(1.2)	1.6	2.7	—	3.1

Property and Sales Tax Adjustments	3.1	2.1	25.1	1.0	—	31.3

Total Impact — Operating Expenses	3.0	(2.3)	24.5	2.4	17.1	44.7

Total Impact — Operating Income (Loss)	$12.4	$(3.4)	$9.1	$8.5	$17.1	$43.7

Operating Income (Loss) — GAAP	$441.2	$363.1	$309.5	$(30.9)	$(5.4)	$1,077.5

NiSource Inc.
Income Statement (GAAP)
(unaudited)

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
(in millions, except per share amounts)	2005	2004	2005	2004

Net Revenues
Gas Distribution	$1,730.4	$1,197.8	$4,595.6	$3,801.8
Gas Transportation and Storage	279.0	275.2	1,000.0	1,013.4
Electric	301.7	279.9	1,247.6	1,121.0
Other	381.7	214.2	1,050.1	725.3

Gross Revenues	2,692.8	1,967.1	7,893.3	6,661.5
Cost of Sales	1,818.4	1,110.7	4,743.5	3,609.7

Total Net Revenues	874.4	856.4	3,149.8	3,051.8

Operating Expenses
Operation and maintenance	346.3	319.3	1,328.3	1,203.6
Depreciation and amortization	137.6	130.6	545.2	508.6
Impairment and loss (gain) on sale of assets	1.8	(4.0)	22.2	(3.1)
Other taxes	86.2	66.1	301.3	265.2

Total Operating Expenses	571.9	512.0	2,197.0	1,974.3

Operating Income	302.5	344.4	952.8	1,077.5

Other Income (Deductions)
Interest expense, net	(108.2)	(103.1)	(421.0)	(403.9)
Dividend requirements on preferred stock of subsidiaries	(1.0)	(1.1)	(4.2)	(4.4)
Other, net	7.6	3.4	14.0	7.3
Gain (loss) on extinguishment of long-term debt	(108.6)	—	(108.6)	(4.1)

Total Other Income (Deductions)	(210.2)	(100.8)	(519.8)	(405.1)

Income From Continuing Operations Before Income Taxes	92.3	243.6	433.0	672.4
Income Taxes	19.5	86.6	149.4	241.4

Income from Continuing Operations	72.8	157.0	283.6	431.0

Income (Loss) from Discontinued Operations — net of taxes	(0.2)	0.8	(20.3)	5.3
Gain (Loss) on Disposition of Discontinued Operations — net of taxes	(4.3)	1.6	43.5	—
Change in Accounting — net of taxes	(0.3)	—	(0.3)	—

Net Income	$68.0	$159.4	$306.5	$436.3

Basic Earnings (Loss) Per Share ($)
Continuing operations	0.27	0.59	1.05	1.63
Discontinued operations	(0.02)	0.01	0.08	0.02

Basic Earnings Per Share	0.25	0.60	1.13	1.65

Diluted Earnings (Loss) Per Share ($)
Continuing operations	0.27	0.58	1.04	1.62
Discontinued operations	(0.02)	0.01	0.08	0.02

Diluted Earnings Per Share	0.25	0.59	1.12	1.64

Dividends Declared Per Common Share	0.23	0.23	0.92	0.92

Basic Average Common Shares Outstanding (millions)	271.9	267.2	271.3	263.7
Diluted Average Common Shares (millions)	273.5	269.0	273.0	265.5

NiSource Inc.
Consolidated Balance Sheets
(unaudited)

	December 31,	December 31,
(in millions)	2005	2004

ASSETS
Property, Plant and Equipment
Utility Plant	$16,684.4	$16,194.1
Accumulated depreciation and amortization	(7,556.8)	(7,247.7)

Net utility plant	9,127.6	8,946.4

Other property, at cost, less accumulated depreciation	426.7	427.5

Net Property, Plant and Equipment	9,554.3	9,373.9

Investments and Other Assets
Assets of discontinued operations and assets held for sale	34.6	38.6
Unconsolidated affiliates	75.0	64.2
Other investments	114.2	113.0

Total Investments	223.8	215.8

Current Assets
Cash and cash equivalents	69.4	29.5
Restricted cash	33.9	56.3
Accounts receivable (less reserve of $67.9 and $55.6, respectively)	1,254.6	889.1
Gas inventory	526.9	452.9
Underrecovered gas and fuel costs	421.8	293.8
Materials and supplies, at average cost	72.0	70.6
Electric production fuel, at average cost	24.9	29.2
Price risk management assets	183.1	61.1
Exchange gas receivable	169.8	169.6
Regulatory assets	195.0	136.2
Prepayments and other	109.3	96.1

Total Current Assets	3,060.7	2,284.4

Other Assets
Price risk management assets	192.9	148.3
Regulatory assets	586.3	568.4
Goodwill	3,677.3	3,687.2
Intangible assets	495.8	520.3
Deferred charges and other	167.4	189.5

Total Other Assets	5,119.7	5,113.7

Total Assets	$17,958.5	$16,987.8

NiSource Inc.
Consolidated Balance Sheets (continued)
(unaudited)

	December 31,	December 31,
(in millions, except share amounts)	2005	2004

CAPITALIZATION AND LIABILITIES
Capitalization
Common stock equity
Common stock — $0.01 par value, 400,000,000 shares authorized; 272,622,905 and 270,625,370 shares issued and outstanding, respectively	$2.7	$2.7
Additional paid-in-capital	3,969.4	3,924.0
Retained earnings	981.6	925.4
Accumulated other comprehensive income (loss) and other common stock equity	(20.7)	(65.0)

Total common stock equity	4,933.0	4,787.1
Preferred stocks—Series without mandatory redemption provisions	81.1	81.1
Long-term debt, excluding amounts due within one year	5,271.2	4,835.9

Total Capitalization	10,285.3	9,704.1

Current Liabilities
Current portion of long-term debt	440.7	1,299.9
Short-term borrowings	898.0	307.6
Accounts payable	866.7	648.4
Dividends declared on common and preferred stocks	1.1	1.1
Customer deposits	101.9	92.2
Taxes accrued	217.5	160.9
Interest accrued	86.2	84.1
Overrecovered gas and fuel costs	25.8	15.5
Price risk management liabilities	72.3	46.9
Exchange gas payable	425.2	325.1
Current deferred revenue	51.3	31.5
Regulatory liabilities	46.3	30.2
Accrued liability for postretirement and pension benefits	55.0	54.6
Other accruals	555.2	481.4

Total Current Liabilities	3,843.2	3,579.4

Other Liabilities and Deferred Credits
Price risk management liabilities	22.2	5.5
Deferred income taxes	1,591.9	1,665.9
Deferred investment tax credits	69.9	78.4
Deferred credits	81.1	74.0
Noncurrent deferred revenue	60.4	86.9
Accrued liability for postretirement and pension benefits	511.0	440.7
Preferred stock liabilities with mandatory redemption provisions	—	0.6
Regulatory liabilities and other removal costs	1,196.2	1,168.6
Asset retirement obligations	119.8	9.3
Other noncurrent liabilities	177.5	174.4

Total Other	3,830.0	3,704.3

Commitments and Contingencies	—	—

Total Capitalization and Liabilities	$17,958.5	$16,987.8

NiSource Inc.
Other Information
(unaudited)

	December 31,	December 31,
(in millions, except share amounts)	2005	2004

Total Common Stock Equity	$4,933.0	$4,787.1

Shares Outstanding (thousands)	272,623	270,625

Book Value of Common Shares	$18.09	$17.69

NiSource Inc.
Consolidated Statements of Cash Flows (unaudited)

Twelve Months Ended December 31, (in millions)	2005	2004

Operating Activities
Net income	$306.5	$436.3
Adjustments to reconcile net income to net cash from continuing operations:
Loss on early extinguishment of debt	108.6	4.1
Depreciation and amortization	545.2	508.6
Net changes in price risk management activities	(43.3)	16.3
Deferred income taxes and investment tax credits	(16.7)	97.5
Deferred revenue	(6.6)	(22.3)
Stock compensation expense	6.8	8.0
Loss (gain) on sale of assets	0.4	(3.1)
Loss on impairment of assets	21.8	—
Income from unconsolidated affiliates	(4.7)	(0.9)
Loss (gain) from sale of discontinued operations	(43.5)	—
Loss (income) from discontinued operations	20.3	(5.3)
Amortization of discount/premium on debt	17.5	21.6
Other adjustments	(3.2)	(2.3)
Changes in assets and liabilities:
Accounts receivable	(358.9)	(92.0)
Inventories	(71.1)	(23.1)
Accounts payable	205.7	153.3
Customer deposits	9.7	6.7
Taxes accrued	18.9	(57.8)
Interest accrued	6.3	1.7
(Under) Overrecovered gas and fuel costs	(117.6)	(104.3)
Exchange gas receivable/payable	88.0	93.3
Other accruals	21.7	11.4
Prepayment and other current assets	(13.2)	4.2
Regulatory assets/liabilities	(43.5)	18.6
Postretirement and postemployment benefits	50.1	35.4
Deferred credits	6.7	(14.3)
Deferred charges and other noncurrent assets	(2.8)	(36.3)
Other noncurrent liabilities	20.6	(1.5)

Net Cash Flows from Continuing Operations	729.7	1,053.8
Net Cash Flows from (used for) Discontinued Operations	(17.4)	2.1

Net Cash Flows from Operating Activities	712.3	1,055.9

Investing Activities
Capital expenditures	(590.4)	(517.0)
Proceeds from disposition of assets	7.5	7.1
Other investing activities	10.9	(42.7)

Net Investing Activities used for Continuing Operations	(572.0)	(552.6)
Net Investing Activities used for Discontinued Operations	(0.1)	—

Net Cash Flows used for Investing Activities	(572.1)	(552.6)

Financing Activities
Issuance of long-term debt	1,907.9	450.0
Retirement of long-term debt	(2,372.5)	(486.6)
Premium on debt retirement	(14.2)	—
Change in short-term debt	590.4	(377.9)
Issuance of common stock	40.0	160.8
Acquisition of treasury stock	(1.6)	(4.1)
Dividends paid — common shares	(250.3)	(243.1)

Net Financing Activities used for Continuing Operations	(100.3)	(500.9)
Net Financing Activities used for Discontinued Operations	—	—

Net Cash Flows used for Financing Activities	(100.3)	(500.9)

Increase in cash and cash equivalents	39.9	2.4
Cash and cash equivalents at beginning of year	29.5	27.1

Cash and cash equivalents at end of period	$69.4	$29.5

Supplemental Disclosures of Cash Flow Information
Cash paid for interest	$404.5	$383.0
Interest capitalized	3.2	2.3
Cash paid for income taxes	101.4	184.6

2005 to 2006 Net Operating Earnings Per Share Guidance

$1.38
Outsourcing
$0.04
$0.03
Usage & Customers
$0.02
Regulatory & Commercial Initiatives
$0.14
$0.09
Interest Expense Savings
$0.10
Interest Income
$0.03
WCE
$0.01
$0.03
DD&A, Taxes & Other
$0.06
$0.08
Electric Generation O&M
$0.01
$0.02
Mandated Pipeline O&M
$0.02
$1.55
$1.45
2005 Net Operating Earnings Per Share
2006 Estimate Net Operating Earnings Per Share

2005 to 2006 Operating Earnings Per Share Guidance 2006 Estimate Net Operating Earnings Per Share 2005 Net Operating Earnings Per Share $1.45 $1.55 $0.06 $0.08 DD&A, Taxes, and Other $0.02 Mandated Pipeline O&M $0.01 Generation O&M $0.02 $0.01 $0.03 WCE $1.38 $0.03 Usage & Customers Regulatory & Pipeline Initiatives $0.10 Interest Expense Savings $0.04 Outsourcing $0.03 $0.03 $0.02 $0.14 $0.09 Interest Income Attachment 1 to the NiSource Press Release Dated January 31, 2006